Exhibit 99.1

Camping World Holdings, Inc. Reports Fourth Quarter and Full Year 2018 Results

LINCOLNSHIRE, IL--(BUSINESS WIRE)--March 7, 2019--Camping World Holdings, Inc. (NYSE: CWH) (“Camping World,” “CWH,” “Company,” “we,” “us” or “our”) today reported results for the fourth quarter and full year ended December 31, 2018.

Full year highlights and year-over-year financial comparisons include:

  Revenue increased 12.0% to $4.8 billion;
  Gross profit increased 9.8% to $1.4 billion;
  Income from operations, net income and diluted earnings per share of Class A common stock were $201.0 million, $65.6 million, and $0.28, respectively, and included a $40.0 million goodwill impairment charge and $43.2 million of Gander Outdoors pre-opening costs;
  Adjusted EBITDA(1) was $312.5 million; and
  Good Sam Club members increased by 16.7%, or more than 299,400 members.

Fourth Quarter 2018 Results

Consolidated Results

  Revenue increased 10.6% to $982.4 million;
  Gross profit increased 3.8% to $275.6 million and gross margin declined 186 basis points to 28.1%;
  Loss from operations, net loss and diluted loss per share of Class A common stock were $43.0 million, $71.5 million, and $0.83, respectively, and included a $40.0 million goodwill impairment charge and $2.4 million of Gander Outdoors pre-opening costs;
  Adjusted EBITDA(1) was $10.3 million;
  The number of Active Customers(2) and Good Sam Club members reached all-time high levels of 5.1 million and 2.1 million, respectively; and
  At December 31, 2018, the Company operated a total of 227 unique locations, which included 126 co-habited Dealership and Retail locations, 15 stand-alone Dealership locations, and 86 stand-alone Retail locations.

Consumer Services and Plans

  Revenue(3) increased 8.5% to $55.5 million;
  Gross profit(3) increased 8.9% to $33.8 million and gross margin(3) increased 19 basis points to 61.0%;
  The number of participants across our clubs, roadside assistance, property and casualty insurance, and extended vehicle service programs within Consumer Services and Plans increased 11.1% to 3.1 million; and
  The Company added 78,189 Good Sam Club members in the fourth quarter 2018 and membership increased 16.7% year over year to an all-time-high of 2.1 million members.

Dealership

  Revenue(3) decreased 0.8% to $717.6 million;
    Same store revenue decreased 7.5% to $593.8 million across the same store base of 105 Dealership locations
  Gross profit(3) decreased 1.6% to $185.0 million and gross margin(3) decreased 21 basis points to 25.8%;
  Vehicle units sold decreased 1.6% to 17,824 units;
    New vehicle units sold decreased 6.0% to 11,295 units
    Used vehicles units sold increased 7.0% to 6,529 units
  Average selling price per unit sold decreased 1.5% to $32,542;
    New vehicles decreased 0.6% to $37,938 per unit
    Used vehicles increased 1.2% to $23,208 per unit
  Same store unit volume of new vehicles decreased 13.3%;
  Gross profit per vehicle sold including finance and insurance decreased 3.5% to $8,487;
  Finance and insurance revenue as a percentage of total vehicle revenue increased 109 basis points to 11.8%;
  New vehicle inventory per dealership decreased 19.6% to $7.2 million from December 31, 2017;
  At December 31, 2018, there were 141 Dealership locations; and
  The company closed three Dealership locations in the fourth quarter 2018.

Retail

  Revenue(3) increased 84.7% to $209.3 million;
    Same store revenue decreased 3.9% to $50.7 million across the same store base of 119 Camping World RV product, parts and accessory locations
  Gross profit(3) increased 22.0% to $56.8 million and gross margin(3) decreased 1,395 basis points to 27.1%;
    Included in gross profit was a $4.7 million increase in inventory reserves related to Camping World parts and accessories
  At December 31, 2018, there were 212 Retail locations, including 128 Camping World RV product, parts and accessory stores, 60 Gander Outdoors stores, and 24 other specialty stores; and
  The Company closed six Gander Outdoors locations and one Camping World RV location in the fourth quarter of 2018.

______________
(1)	Adjusted EBITDA is a non-GAAP measure. For a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, see the “Non-GAAP Financial Measures” section later in this press release.
(2)	An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.
(3)	Revenue, gross profit and gross margin are after elimination of inter-segment revenues.

Select Balance Sheet and Cash Flow Items

The Company's working capital and cash and cash equivalents as of December 31, 2018 were $583.0 million and $138.6 million, respectively. On a year-over-year basis from December 31, 2017, total inventories increased 10.1% to $1,559.0 million, primarily due to the new Retail locations opened in 2018. New vehicle inventory decreased 8.6% to $1,017.9 million and new vehicle inventory per dealership decreased 19.0% to $7.3 million. Retail segment inventory increased to $409.5 million from $188.3 million primarily from the 58 net Gander Outdoors stores opened in 2018. At December 31, 2018, the Company had $38.7 million of borrowings under its revolving line of credit as part of its Floor Plan Facility, $1,165.9 million of term loans outstanding under the Senior Secured Credit Facilities, $9.5 million outstanding under the Real Estate Facility, and $886.0 million of floor plan notes payable under the Floor Plan Facility.

Revision for Correction of Errors

The Company corrected for errors that were immaterial to previously-reported consolidated financial statements. These errors were identified in connection with the preparation of the financial statements for the year ended December 31, 2018, and included i) the cancellation reserve for certain of its finance and insurance offerings within the Dealership segment and ii) the calculation of the Tax Receivable Agreement liability that arose from transactions in 2017. The Company evaluated the materiality of these errors both qualitatively and quantitatively in accordance with Staff Accounting Bulletin (“SAB”) No. 99, “Materiality,” and SAB No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements,” and determined the effect of these corrections was not material to the previously issued financial statements as of and for the years ended December 31, 2017 and 2016. However, correcting the cumulative error during the year ended December 31, 2018 would have been material to the current period. Therefore, the amounts in the previous periods have been revised to reflect the correction of these errors. In part as a result of these revisions, the Company expects to disclose in its Annual Report on Form 10-K that, as part of its evaluation of its internal control over financial reporting, the Company identified a new material weakness in its internal controls that existed as of December 31, 2018, specifically related to the sufficiency of available technical resources at the Company.

The following table presents the effect of the error correction on the Company’s consolidated balance sheet for the period indicated:

	At December 31, 2017
($ in thousands)	As Reported	Adjustment	As Corrected
Prepaid expenses and other assets	$32,721	$8,417	$41,138
Total current assets	1,798,907	8,417	1,807,324
Deferred tax assets, net	155,551	(2,868)	152,683
Total assets	2,561,477	5,549	2,567,026
Current portion of Tax Receivable Agreement liability	8,093	813	8,906
Other current liabilities	22,510	10,152	32,662
Total current liabilities	1,320,169	10,965	1,331,134
Tax Receivable Agreement liability, net of current portion	129,596	1,230	130,826
Other long-term liabilities	39,161	12,428	51,589
Total liabilities	2,470,640	24,623	2,495,263
Additional paid-in capital	49,941	(7,421)	42,520
Retained earnings	6,192	1,427	7,619
Total stockholders' equity attributable to Camping World Holdings, Inc.	56,505	(5,994)	50,511
Non-controlling interests	34,332	(13,080)	21,252
Stockholders' equity	90,837	(19,074)	71,763
Total liabilities and stockholders' equity	2,561,477	5,549	2,567,026

The following table presents the effect of the error corrections on the consolidated statements of income for the periods indicated:

	Three Months Ended December 31, 2017
($ in thousands except per share amounts)	As Reported	Adjustment	As Corrected
Revenue:
Finance and insurance, net	$64,827	$(1,006)	$63,821
Total revenue	888,992	(1,006)	887,986
Income from operations	44,291	(1,006)	43,285
Tax Receivable Agreement liability adjustment	99,766	1,150	100,837
Income before income taxes	123,222	65	123,287
Income tax expense	(128,716)	1,518	(127,198)
Net income	(5,494)	1,583	(3,911)
Net income attributable to non-controlling interests	(12,599)	680	(11,919)
Net income attributable to Camping World Holdings, Inc.	(18,093)	2,263	(15,830)
Earnings per share of Class A common stock:
Basic	$(0.52)	$0.07	$(0.45)
Diluted	$(0.52)	$0.07	$(0.45)

	Year Ended December 31, 2017
($ in thousands except per share amounts)	As Reported	Adjustment	As Corrected
Revenue:
Finance and insurance, net	$332,034	$(5,425)	$326,609
Total revenue	4,285,255	(5,425)	4,279,830
Income from operations	361,380	(5,425)	355,955
Tax Receivable Agreement liability adjustment	99,687	1,071	100,758
Income before income taxes	389,956	(4,354)	385,602
Income tax expense	(156,982)	2,072	(154,910)
Net income	232,974	(2,282)	230,692
Net income attributable to non-controlling interests	(204,612)	3,773	(200,839)
Net income attributable to Camping World Holdings, Inc.	28,362	1,491	29,853
Earnings per share of Class A common stock:
Basic	$1.07	$0.05	$1.12
Diluted	$1.07	$0.05	$1.12

As a result of the above, the following table reflects changes to the Company’s Statements of Cash Flows for the year ended December 31, 2017 from the previously reported financial results:

	Year Ended December 31, 2017
($ in thousands except per share amounts)	As Reported	Adjustment	As Corrected
Net income	$232,974	$(2,282)	$230,692
Adjustments to reconcile net income to net cash used in operating activities:
Deferred income taxes	124,622	(2,073)	122,549
Tax Receivable Agreement liability adjustment	(99,687)	(1,071)	(100,758)
Accounts payable and other accrued expenses	53,646	(1,491)	52,155
Other, net	9,619	(304)	9,315
Net cash provided by (used in) operating activities	(9,094)	(7,221)	(16,315)
Cash flows from investing activities:
Purchases of property and equipment	(66,780)	7,221	(59,559)
Net cash used in investing activities	(475,676)	7,221	(468,455)

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s fourth quarter and full year 2018 financial results is scheduled for today, March 7, 2019, at 3:30 p.m. Central Time. Investors and analysts can participate on the conference call by dialing 800-263-0877 or (646) 828-8143 and using conference ID # 5885991. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results, for the periods presented, of the Company and its subsidiaries, that are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, the Company has a minority economic interest in CWGS, LLC. As of December 31, 2018, the Company owned 41.9% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results of the fourth quarter and full year ended December 31, 2018 to our financial results from the fourth quarter and full year ended December 31, 2017, respectively.

About Camping World Holdings, Inc.

Camping World Holdings, headquartered in Lincolnshire, Illinois, is the leading outdoor and camping retailer, offering an extensive assortment of recreational vehicles for sale, RV and camping gear, RV maintenance and repair, other outdoor and active sports products, and the industry’s broadest and deepest range of services, protection plans, products and resources. Since the Company's founding in 1966, Camping World has grown to become one of the most well-known destinations for everything RV, with more than 225 locations in 36 states and a comprehensive e-commerce platform.

For more information, please visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our business plans and goals, including the ability of our model to deliver long-term growth and sustainability through industry cycles, our expectations regarding material weaknesses in our financial reporting and related remediation efforts, and our beliefs regarding our competitive position. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: potential impact of the recently identified material weaknesses in our internal control over financial reporting; the availability of financing to us and our customers; fuel shortages, or high prices for fuel; the well-being, as well as the continued popularity and reputation for quality, of our manufacturers; general economic conditions in our markets and ongoing economic and financial uncertainties; our ability to attract and retain customers; competition in the market for services, protection plans, products and resources targeting the RV lifestyle or RV enthusiast; our expansion into new, unfamiliar markets, businesses, or product lines or categories, as well as delays in opening or acquiring new retail locations; unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions; our failure to maintain the strength and value of our brands; our ability to successfully order and manage our inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends; fluctuations in our same store sales and whether they will be a meaningful indicator of future performance; the cyclical and seasonal nature of our business; our ability to operate and expand our business and to respond to changing business and economic conditions, which depends on the availability of adequate capital; changes in consumer preferences; our reliance on eight fulfillment and distribution centers for our retail, e-commerce and catalog businesses; risks associated with selling goods manufactured abroad; our dependence on our relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations; whether third party lending institutions and insurance companies will continue to provide financing for RV purchases; our inability to retain senior executives and attract and retain other qualified employees; our ability to meet our labor needs; risks associated with leasing substantial amounts of space, including our inability to maintain the leases for our retail locations or locate alternative sites for our stores in our target markets and on terms that are acceptable to us; our dealerships’ susceptibility to termination, non-renewal or renegotiation of dealer agreements if state dealer laws are repealed or weakened; our failure to comply with certain environmental regulations; a failure in our e-commerce operations, security breaches and cybersecurity risks; our inability to enforce our intellectual property rights and accusations of our infringement on the intellectual property rights of third parties; disruptions to our information technology systems or breaches of our network security; realization of anticipated benefits and cost savings related to recent acquisitions; potential litigation relating to products we sell as a result of recent acquisitions, including firearms and ammunition; and whether we are able to realize any tax benefits that may arise from our organizational structure and any redemptions or exchanges of CWGS, LLC common units for cash or stock.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Results of Operations for the Fourth Quarter and Full Year Fiscal 2018

Camping World Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(In Thousands Except Per Share Amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017

Revenue:
Consumer services and plans	$55,452	$51,096	$214,052	$195,614
New vehicles	428,508	458,456	2,512,854	2,435,928
Used vehicles	151,523	139,963	732,017	668,860
Dealership parts, services and other	69,414	61,312	279,438	246,898
Finance and insurance, net	68,188	63,821	383,711	326,609
Retail	209,308	113,338	669,945	405,921
Total revenue	982,393	887,986	4,792,017	4,279,830

Costs applicable to revenue (exclusive of depreciation and
amortization shown separately below):
Consumer services and plans	21,631	20,030	86,687	81,822
New vehicles	377,913	393,797	2,188,735	2,086,229
Used vehicles	119,039	109,154	568,400	506,093
Dealership parts, services and other	35,705	32,614	140,076	128,851
Retail	152,523	66,782	445,187	235,921
Total costs applicable to revenue	706,811	622,377	3,429,085	3,038,916

Gross profit:
Consumer services and plans	33,821	31,066	127,365	113,792
New vehicles	50,595	64,659	324,119	349,699
Used vehicles	32,484	30,809	163,617	162,767
Dealership parts, services and other	33,709	28,698	139,362	118,047
Finance and insurance, net	68,188	63,821	383,711	326,609
Retail	56,785	46,556	224,758	170,000
Total gross profit	275,582	265,609	1,362,932	1,240,914

Operating expenses:
Selling, general, and administrative	261,621	213,052	1,069,359	853,160
Debt restructure expense	–	387	380	387
Depreciation and amortization	15,115	8,726	49,322	31,545
Goodwill impairment	40,046	–	40,046	–
Loss (gain) on sale of assets	1,823	159	2,810	(133)
Total operating expenses	318,605	222,324	1,161,917	884,959

Income from operations	(43,023)	43,285	201,015	355,955

Other income (expense):
Floor plan interest expense	(9,555)	(8,387)	(38,315)	(27,690)
Other interest expense, net	(17,589)	(11,986)	(63,329)	(42,959)
Loss on debt restructure	–	(462)	(1,676)	(462)
Tax Receivable Agreement liability adjustment	(1,324)	100,837	(1,324)	100,758
	(28,468)	80,002	(104,644)	29,647

Income (loss) before income taxes	(71,491)	123,287	96,371	385,602
Income tax (expense) benefit	237	(127,198)	(30,790)	(154,910)
Net income (loss)	(71,254)	(3,911)	65,581	230,692
Less: (income) loss attributable to non-controlling interests	40,926	(11,919)	(55,183)	(200,839)
Income (loss) attributable to Camping World Holdings, Inc.	$(30,328)	$(15,830)	$10,398	$29,853

Earnings (loss) per share of Class A common stock:
Basic	$(0.82)	$(0.45)	$0.28	$1.12
Diluted	$(0.83)	$(0.45)	$0.28	$1.12
Weighted average shares of Class A common stock outstanding:
Basic	37,137	$34,837	36,985	$26,622
Diluted	88,812	$34,837	88,878	$26,622

Results of Operations

Camping World Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in Thousands Except Per Share Amounts)

	As of December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$138,557	$224,163
Contracts in transit	53,214	46,227
Accounts receivable, net	85,711	79,881
Inventories, net	1,558,970	1,415,915
Prepaid expenses and other assets	51,710	41,138
Total current assets	1,888,162	1,807,324

Property and equipment, net	359,855	198,022
Deferred tax asset, net	145,943	152,683
Intangibles assets, net	35,284	38,707
Goodwill	359,117	348,387
Other assets	18,326	21,903
Total assets	$2,806,687	$2,567,026

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$144,808	$125,616
Accrued liabilities	124,619	101,929
Deferred revenues and gains	88,054	77,669
Current portion of capital lease obligation	23	844
Current portion of Tax Receivable Agreement liability	9,446	8,906
Current portion of long-term debt	12,977	9,465
Notes payable – floor plan, net	885,980	974,043
Other current liabilities	39,211	32,662
Total current liabilities	1,305,118	1,331,134

Capital lease obligations, net of current portion	–	23
Right to use liability	5,147	10,193
Tax Receivable Agreement liability, net of current portion	124,763	130,826
Revolving line of credit	38,739	–
Long-term debt, net of current portion	1,152,888	907,437
Deferred revenues and gains	67,157	64,061
Other long-term liabilities	79,958	51,589
Total liabilities	2,773,770	2,495,263

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of December 31, 2018 and December 31, 2017	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 37,278,690 issued and 37,192,364 outstanding as of December 31, 2018 and 36,758,233 issued and 36,749,072 outstanding as of December 31, 2017	372	367
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued; and 50,706,629 outstanding as of December 31, 2018 and 50,706,629 outstanding as of December 31, 2017	5	5
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of December 31, 2018 and December 31, 2017	–	–
Additional paid-in capital	47,531	42,520
Retained earnings (deficit)	(3,370)	7,619
Total stockholders' equity attributable to Camping World Holdings, Inc.	44,538	50,511
Non-controlling interests	(11,621)	21,252
Total stockholders' equity	32,917	71,763

Total liabilities and stockholders' equity	$2,806,687	$2,567,026

Earnings Per Share

Basic earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings per share of Class A common stock:

	Three Months Ended		Year ended
	December 31,	December 31,	December 31,	December 31,
(In thousands except per share amounts)	2018	2017	2018	2017
Numerator:
Net (loss) income	$(71,254)	$(3,911)	$65,581	$230,692
Less: net income (loss) attributable to non-controlling interests	40,926	(11,919)	(55,183)	(200,839)
Net (loss) income attributable to Camping World Holdings, Inc. — basic	(30,328)	(15,830)	10,398	29,853
Add: Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC for Class A common stock	(43,228)	—	14,240	—
Net (loss) income attributable to Camping World Holdings, Inc. — diluted	$(73,556)	$(15,830)	$24,638	$29,853
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	37,137	34,837	36,985	26,622
Dilutive options to purchase Class A common stock	—	—	78	—
Dilutive restricted stock units	—	—	83	—
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	51,675	—	51,732	—
Weighted-average shares of Class A common stock outstanding — diluted	88,812	34,837	88,878	26,622

Earnings (loss) per share of Class A common stock — basic	$(0.82)	$(0.45)	$0.28	$1.12
Earnings per share of Class A common stock — diluted	$(0.83)	$(0.45)	$0.28	$1.12

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings per share of Class A common stock:
Stock options to purchase Class A common stock	891	995	681	1,063
Restricted stock units	1,655	831	1,037	393
Common units of CWGS, LLC that are convertible into Class A common stock	—	53,772	—	59,995

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these non-GAAP measures. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, goodwill impairment, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, transaction expenses related to acquisitions, Gander Outdoors pre-opening costs, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following tables reconcile EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measure, which are net income, net income and net income margin, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in thousands)	2018	2017	2018	2017

Net income (loss)	$(71,254)	$(3,911)	$65,581	$230,692
Other interest expense, net	17,589	11,986	63,329	42,959
Depreciation and amortization	15,115	8,726	49,322	31,545
Income tax expense	(237)	127,198	30,790	154,910
EBITDA	(38,787)	143,999	209,022	460,106

Adjustments:
Loss and expense on debt restructure (a)	–	849	2,056	849
Goodwill impairment (b)	40,046	–	40,046	–
Loss (gain) on sale of assets (c)	1,823	159	2,810	(133)
Equity-based compensation (d)	3,553	2,317	14,088	5,109
Tax Receivable Agreement liability adjustment (e)	1,324	(100,837)	1,324	(100,758)
Acquisitions - transaction expense (f)	-	109	-	2,662
Gander Outdoors pre-opening costs (g)	2,385	17,683	43,156	26,352
Adjusted EBITDA	$10,344	$64,279	$312,502	$394,187

	Three Months Ended		Year Ended
	December 31,		December 31,
(as percentage of total revenue)	2018	2017	2018	2017

Net income (loss) margin	(7.3%)	(0.4%)	1.4%	5.4%
Other interest expense, net	1.8%	1.3%	1.3%	1.0%
Depreciation and amortization	1.5%	1.0%	1.0%	0.7%
Income tax expense	(0.0%)	14.3%	0.6%	3.6%
Subtotal EBITDA margin	(3.9%)	16.2%	4.4%	10.8%

Adjustments:
Loss and expense on debt restructure (a)	—	0.1%	0.0%	0.0%
Goodwill impairment (b)	4.1%	—	0.8%	—
Loss (gain) on sale of assets (c)	0.2%	0.0%	0.1%	(0.0%)
Equity-based compensation (d)	0.4%	0.3%	0.3%	0.1%
Tax Receivable Agreement liability adjustment (e)	0.1%	(11.4%)	0.0%	(2.4%)
Acquisitions - transaction expense (f)	—	0.0%	—	0.1%
Gander Outdoors pre-opening costs (g)	0.2%	2.0%	0.9%	0.6%
Adjusted EBITDA margin	1.1%	7.2%	6.5%	9.2%

(a)	Represents the loss and expense incurred on debt restructure and financing expense incurred from the Third Amendment to the Credit Agreement in 2018, the First and Second Amendment to the Senior Credit Facilities in 2017.
(b)	Represents a goodwill impairment charge of $40.0 million related to the Retail segment in the fourth quarter of 2018.
(c)	Represents an adjustment to eliminate the gains and losses on sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(e)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.
(f)	Represent transaction expenses, primarily legal costs, associated with acquisitions into new or complementary markets, including the Gander Mountain acquisition. This amount excludes transaction expenses related to the acquisition of RV dealerships, consumer shows, and other Retail segment business acquisitions.
(g)	Represents pre-opening store costs associated with the Gander Outdoors store openings, which is comprised of 1) Gander Outdoors-specific corporate and retail overhead, 2) distribution center expenses, and 3) store-level startup expenses.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss (gain) and expense on debt restructure, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, transaction expenses related to acquisitions, Gander Outdoors pre-opening costs, other unusual or one-time items, the income tax expense effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed exchange, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc., in the case of the Adjusted Net Income non-GAAP financial measures, and weighted-average shares of Class A common stock outstanding – basic, in the case of the Adjusted Earnings Per Share non-GAAP financial measures:

	Three Months Ended		Year ended
	December 31,	December 31,	December 31,	December 31,
(In thousands except per share amounts)	2018	2017	2018	2017
Numerator:
Net (loss) income attributable to Camping World Holdings, Inc.	$(30,328)	$(15,830)	$10,398	$29,853
Adjustments related to basic calculation:
Loss and expense on debt restructure (a)	—	849	2,056	849
Goodwill impairment (b)	40,046	—	40,046	—
Loss (gain) on sale of assets (c)	1,823	159	2,810	(133)
Equity-based compensation (d)	3,553	2,317	14,088	5,109
Tax Receivable Agreement liability adjustment (e)	1,324	(100,837)	1,324	(100,758)
Acquisitions - transaction expense (f)	—	109	—	2,662
Gander Outdoors pre-opening costs (g)	2,385	17,683	43,156	26,352
Revaluation of deferred tax assets from tax reform (h)	—	117,035	—	117,035
Income tax expense (i)	(662)	(415)	(1,773)	(726)
Adjustment to net income attributable to non-controlling interests resulting from the above adjustments (j)	(27,815)	(12,560)	(59,542)	(22,019)
Adjusted net (loss) income attributable to Camping World Holdings, Inc. – basic	(9,674)	8,510	52,563	58,224
Adjustments related to diluted calculation:
Reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (k)	—	—	221	648
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (l)	—	—	(78)	(256)
Reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (k)	—	24,479	—	—
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive exchange of common units in CWGS, LLC (l)	—	(11,349)	—	—
Adjusted net (loss) income attributable to Camping World Holdings, Inc. – diluted	$(9,674)	$21,640	$52,706	$58,616
Denominator:
Weighted-average Class A common shares outstanding - basic	37,137	34,837	36,985	26,622
Adjustments related to diluted calculation:
Dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (m)	—	53,772	—	—
Dilutive options to purchase Class A common stock (m)	—	376	78	200
Dilutive restricted stock units (m)	—	200	83	112
Adjusted weighted average Class A common shares outstanding – diluted	37,137	89,185	37,146	26,934

Adjusted earnings (loss) per share - basic	$(0.26)	$0.24	$1.42	$2.19
Adjusted earnings (loss) per share - diluted	(0.26)	0.24	1.42	2.18

Anti-dilutive amounts (n):
Numerator:
Reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (k)	$(13,111)	$-	$114,503	$222,210
Income tax on reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (l)	$(2,751)	$-	$(42,865)	$(85,233)
Assumed income tax benefit (expense) of combining C-corporations with full valuation allowances with the income of other consolidated entities after the anti-dilutive exchange of common units in CWGS, LLC (o)	$10,531	$-	$25,284	$-
Denominator:
Anti-dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (m)	51,675	-	51,732	59,995
Anti-dilutive restricted stock units (m)	23	-	-	-

(a)	Represents the loss and expense incurred on debt restructure and financing expense incurred from the First and Second Amendment to the Senior Credit Facilities in 2017.
(b)	Represents a goodwill impairment charge of $40.0 million related to the Retail segment in the fourth quarter of 2018.
(c)	Represents an adjustment to eliminate the gains and losses on sales of various assets.
(d)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(e)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.
(f)	Represents transaction expenses, primarily legal costs, associated with acquisitions into new or complementary markets, including the Gander Mountain acquisition. This amount excludes transaction expenses related to the acquisition of RV dealerships, and other Retail segment business acquisitions.
(g)	Represents pre-opening store costs associated with the Gander Outdoors store openings, which is comprised of 1) Gander Outdoors-specific corporate and retail overhead, 2) distribution center expenses, and 3) store-level startup expenses.
(h)	This amount relates to the remeasurement of federal net deferred tax assets resulting from the permanent reduction in the U.S. statutory corporate tax rate to 21% from 35% under the 2017 Tax Act.
(i)	Represents the income tax expense effect of the above adjustments, the majority of which are related to entities with full valuation allowances for which no tax benefit can be currently recognized. This assumption uses effective tax rates of 25.3% to 25.5% for the adjustments for 2018 and 38.5% for the adjustments for 2017.
(j)	Represents the adjustment to net income attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 58.3% and 69.3% for the year ended December 31, 2018 and 2017, respectively.
(k)	Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.
(l)	Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses effective tax rates of 25.3% to 25.5% for the adjustments for 2018 and 38.5% for the adjustment for 2017.
(m)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(n)	The below amounts have not been considered in our adjusted earnings per share – diluted amounts as the effect of these items are anti-dilutive.
(o)	Represents adjustments to reflect the income tax benefit of losses of consolidated C-corporations that under the Company’s current equity structure cannot be used against the income of other consolidated subsidiaries of CWGS, LLC. Subsequent to the exchange of all common units in CWGS, LLC, the Company believes certain actions could be taken such that the C-corporations’ losses could offset income of other consolidated subsidiaries. The adjustment reflects the income tax benefit assuming effective tax rates of 25.3% to 25.5% during 2018, for the losses experienced by the consolidated C-corporations for which valuation allowances have been recorded. No assumed release of valuation allowance established for previous periods are included in these amounts. Prior to 2018, the Company did not consider the losses of these C-corporations with valuation allowances to be significant and the Company did not retroactively adjust 2017 for these amounts, which was $4.4 million for the year ended December 31, 2017.

Prior to our Form 10-Q for the three months ended September 30, 2018, we had calculated adjusted earnings per share on a fully exchanged basis regardless of whether the common units in CWGS, LLC were dilutive. That calculation will no longer be presented, however, we have provided anti-dilutive amounts in the table above, when applicable.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP financial measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections; and
  to evaluate the performance and effectiveness of our operational strategies.

By providing these Non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use EBITDA to measure our compliance with covenants such as consolidated leverage ratio. The Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited condensed consolidated financial statements included in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP financial measures only supplementally. As noted in the tables above, certain of the Non-GAAP financial measures include adjustments for reallocation of net income attributable to non-controlling interests, loss and expense on debt restructure, loss (gain) on sale of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, transaction expenses related to acquisitions into new or complementary markets, Gander Outdoors pre-opening costs, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph, and in the reconciliation tables above, help management with a measure of our core operating performance over time by removing items that are not related to day to day operations.

CONTACT:
Investors:
John Rouleau
John.Rouleau@CampingWorld.com

Media Outlets:
Karen Porter
PR-CWGS@CampingWorld.com